SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1




                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



                      FIRST UNION NATIONAL BANK OF VIRGINIA

               (Exact name of Trustee as specified in its charter)


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213 SOUTH JEFFERSON STREET
ROANOKE, VIRGINIA                             24011                      54-0211320
(Address of principal executive office)       (Zip Code)       (I.R.S. Employer Identification No.)
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         HEILIG-MEYERS COMPANY                                               MACSAVER FINANCIAL
                                                                               SERVICES, INC.
(Exact name of registrant as specified in its charter)     (Exact name  of registrant as specified in its charter)
               Virginia                                                          Delaware
  (State or other jurisdiction of incorporation or organization)    (State or  other jurisdiction of
                                                                     incorporation or organization)
                      54-0558861                                                62-1419691
         (I.R.S. employer identification number)                            (I.R.S.   employer
                                                                          identification number)

                  2235 Staples Mill Road                                  2 Reads Way, Suite 224
                  Richmond, Virginia 23230                             New Castle, Delaware 19720
                  (804) 359-9171                                              (302) 325-3841

(Address, including zip code, and telephone number, including   (Address, including zip code, and telephone number, including
area code, of registrant's principal executive offices)          area  code,   of   registrant's  principal executive offices)

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                       MACSAVER FINANCIAL SERVICES, INC.
                     (a subsidiary of Heilig-Meyers Company)

                             Debt Securities







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1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Virginia.
                  Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.


2.       Affiliations with obligor.

                  The obligor is not an affiliate of the Trustee.
                  (See Note 2 on Page 5)


3.       Voting Securities of the Trustee.

                  The following information is furnished as to each class of voting securities of the Trustee:


                               As of June 30, 1995



Column A                                             Column B


Title of Class                                       Amount Outstanding


Common Stock, par value $3.33-1/3 a share            171,837,000 shares


4.       Trusteeships under other indentures.

                  The Trustee is not a trustee  under  another  indenture  under
         which  any  other   securities,   or   certificates   of   interest  or
         participation in any other securities, of the obligor are outstanding.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                  (See Note 2 on Page 5)

6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Notes 1 and 2 on Page 5)





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7.       Voting securities of the Trustee owned by underwriters or their officials.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Note 2 on Page 5)


8.       Securities of the obligor owned or held by the Trustee.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligation in default does not exceed one percent of the outstanding securities of the obligor.

                  (See Note 2 on Page 5)


9.       Securities of underwriters owned or held by the Trustee.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                  (See Note 2 on Page 5)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                  (See Note 2 on Page 5)


11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)


12.      Indebtedness of the obligor to the Trustee.

         The Trustee, First Union National Bank of Virginia is an affiliate bank of First Union Corporation. First Union National Bank of Virginia, an affiliate bank of First Union Corporation, is one of 15 banks participating in a $400,000,000 revolving credit agreement for the obligor. The lead banks for the revolver are NationsBank, Wachovia, Crestar and First Union National Bank. As of May 31, 1996 the outstanding balance under the revolver is $120,000,000.


13.      Defaults by the obligor.

                  Not applicable.



14.      Affiliations with the underwriters.

                  No underwriter is an affiliate of the Trustee.


15.      Foreign trustee.

                  Not applicable.


16.      List of Exhibits.

         (1) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (2) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (3) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995..

         (4) Incorporated by reference. See Exhibit 25 to Registration No. 33-57401, filed January 25, 1995.

         (5)  Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7)  Report of condition of Trustee.

         (8)  Inapplicable.

         (9)  Inapplicable.





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                                      NOTES



            1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in
Item 3.

             2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.





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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF VIRGINIA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 28th day of June , 1996.


                                    FIRST UNION NATIONAL BANK OF VIRGINIA
                                    (Trustee)



                  BY:   /s/ H H. Hall, Jr.
                  H H. Hall, Jr., Assistant Vice President



                                                                 EXHIBIT T-1 (6)


                               CONSENT OF TRUSTEE

             Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Macsaver Financial Services, Inc. of its % Senior Debt Securities, First Union National Bank of Virginia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                            FIRST UNION NATIONAL BANK OF VIRGINIA



                             BY: /s/ John M. Turner
                             John M. Turner, Vice President



Dated: June 28, 1996